                                 EXHIBIT 10.41

                              HIBERNIA CORPORATION


                           DEFERRED COMPENSATION PLAN
                                       FOR
                            KEY MANAGEMENT EMPLOYEES





                                TABLE OF CONTENTS

                                                                     Page

ARTICLE 1 - ESTABLISHMENT AND PURPOSE...............................  1

ARTICLE 2 - DEFINITIONS.............................................  1

ARTICLE 3 - ELIGIBILITY AND PARTICIPATION...........................  4
         Eligibility................................................  4
         Participation..............................................  4
         Deferral Election Procedures...............................  4
         Crediting Deferral Amounts.................................  5
         Crediting Matching Credits.................................  5
         Status of Accounts.........................................  5
         Adjustments to Accounts....................................  6

ARTICLE 4 - TERMINATION OF EMPLOYMENT ON OR AFTER AGE 55............  6
         Eligibility................................................  6
         Payment Election...........................................  6
         Single-sum Payments........................................  7
         Installment Payments.......................................  7
         Death After Commencement of Installment Payments...........  8

ARTICLE 5 - DEATH; TERMINATION OF EMPLOYMENT BEFORE AGE 55..........  8
         Death Before Termination of Employment.....................  8
         Termination of Employment Before Age 55....................  8
         Timing.....................................................  8

ARTICLE 6 - PAYMENT BEFORE TERMINATION OF EMPLOYMENT................  8
         Notice of Termination By Participant.......................  8
         Hardship Withdrawal........................................  9
         Early Payments.............................................  9

ARTICLE 7 - ADMINISTRATION.......................................... 10
         Committee.................................................. 10
         Beneficiary Designation.................................... 11

ARTICLE 8 - AMENDMENT AND TERMINATION............................... 11
         Right to Amend or Terminate Plan........................... 11
         Notice..................................................... 11

ARTICLE 9 - GENERAL PROVISIONS...................................... 11
         No Right to Continued Employment........................... 11
         Facility of Payment........................................ 11
         Nonalienation.............................................. 12
         No Trust or Funding Created................................ 12
         Withholding................................................ 12
         Claims for Benefits........................................ 13
         Binding Effect............................................. 13
         Notices.................................................... 13
         Merger or Consolidation.................................... 13
         Entire Plan................................................ 14
         Governing Law.............................................. 14

                              HIBERNIA CORPORATION

                           DEFERRED COMPENSATION PLAN
                                       FOR
                            KEY MANAGEMENT EMPLOYEES


                      ARTICLE 1 - ESTABLISHMENT AND PURPOSE

         This plan was authorized and adopted by the Executive Compensation Committee of the Board of Directors of Hibernia Corporation on January 22, 1996, and is intended to provide benefits to a designated group of key management or highly compensated employees of Hibernia Corporation, Hibernia National Bank, and affiliates thereof and shall be known as the "Deferred Compensation Plan for Key Management Employees" (the "Plan"). This Plan is intended to be an unfunded deferred compensation arrangement within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, this Plan is not intended to constitute an employee benefit plan which is subject to Parts 2, 3 and 4 of Title I of ERISA. In accordance with such intent, employees who participate hereunder will be unsecured general creditors of the Company as to the benefits provided under the Plan.

                             ARTICLE 2 - DEFINITIONS

         The following words and phrases as used in the Plan have the following meanings:

         2.1 Adjustment Date: Each date on which any amount is credited to a Participant's Deferral Account or Matching Account pursuant to Article 3 of this Plan and such other dates as may be designated, from time to time, by the Committee.

         2.2 Annual Bonus: A Participant's annual bonus under such bonus plans, programs or arrangements maintained by the Company (or an affiliate thereof) as may be designated as eligible for deferral hereunder by the Committee. Except as to the first Plan Year hereunder, any such designation shall be made prior to the first day of the period with respect to which any such bonus is payable.

         2.3 Bank: Hibernia National Bank, a financial institution with its principal place of business in New Orleans, Louisiana.

         2.4 Base Compensation: A Participant's annual rate of regular base salary on January 1st of each year, excluding bonuses and other similar forms of compensation and determined before any deductions or deferrals, including, without limitation, deferrals under this Plan and deferrals under the RSP.

         2.5 Beneficiary: The person, persons, entity or entities designated by a Participant pursuant to Article 7 to receive the benefits, if any, payable after the death of such Participant, or, if there has been no such designation or such designation is invalid, determined in accordance with paragraph 7.2(b) hereof.

         2.6      Change in Control:  Change in Control means that:

         a. Any "person" including any "group," determined in accordance with paragraph 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, without the approval, recommendation, or support of the Board of Directors of the Company as constituted immediately prior to such acquisition;

         b. The Federal Deposit Insurance Corporation or any other regulatory agency negotiates and implements a plan for the merger, transfer of assets and liabilities, reorganization, and/or liquidation of the Bank;

         c. Either of the Company or the Bank is merged into another corporate entity or consolidated with one or more corporations, other than a wholly-owned subsidiary of the Company;

         d. A change in the members of the Board of Directors of the Company which results in the exclusion of a majority of the "continuing board." For this purpose, the term "continuing board" means the members of the Board of Directors of the Company, determined as of the date on which this Plan is executed, and subsequent members of such board who are elected by or on the recommendation of a majority of such "continuing board"; or

         e. The sale or other disposition of all or substantially all of the stock or the assets of the Bank or the Company (or any successor corporation thereto).

The Committee shall determine whether a Change in Control has occurred under this paragraph 2.6.

         2.7 Committee: The Committee provided for in Article 7 which is responsible for administering this Plan.

         2.8 Company: Hibernia Corporation, a corporation organized and existing under the laws of the State of Louisiana, and any entity which succeeds to its rights and obligations with respect to the Plan.

         2.9 Competitive Business: Any incorporated or unincorporated entity that accepts deposits or makes loans from one or more offices located in the State of Louisiana.

         2.10 Deferral Account: The separate bookkeeping account kept to record amounts deferred hereunder and interest accrued on such amounts, determined as of each Adjustment Date.

         2.11 Deferral Election(s): A Participant's written election, made in accordance with paragraph 3.3 and in such form as specified by the Committee, to forego the receipt of a stipulated whole percent of Base Compensation and/or a stipulated whole percent of an Annual Bonus, subject to such limitations as may be imposed, from time to time, by the Committee.

         2.12 Effective Date: The date the provisions of this Plan become effective, which is July 1, 1996.

         2.13. Eligible Employee: An Employee selected for participation in the Plan in accordance with paragraph 3.1.

         2.14 Employee: An individual who is employed by the Company, the Bank or any subsidiary or affiliate of the Company.

         2.15 Interest: With respect to each Adjustment Date, the dollar amount of interest to be credited to the Participant's Deferral Account as provided in
Article 3. The annual compounded interest rate applicable to any Plan Year shall be the Corporate Bond Survey Average Rate published by Moody's during October of the immediately preceding year, plus 1%. Prior to the end of each Plan Year, the Committee shall notify each Participant of the annual compounded interest rate applicable with respect to the next Plan Year.

         2.16 Matching Account: The separate bookkeeping account kept to record amounts credited to a Participant in accordance with paragraph 3.4 and Interest accrued on such amounts, determined as of each Adjustment Date. The vested percentage of a Participant's Matching Account under this Plan shall be the same as the vested percentage of the Participant's Matching Contribution Account under the RSP.

         2.17 Participant: As of any date, any individual who commenced participation in the Plan as provided in Article 3 and who is either (a) an Employee or (b) a former Employee who is eligible for a benefit under the Plan.

         2.18 Plan: This Deferred Compensation Plan for Key Management Employees of the Company, the Bank, or any affiliate thereof, as contained herein and as it may be amended from time to time in accordance with Article 8.

         2.19 Plan Year: The calendar year; provided, however, that the first Plan Year shall be a six-month period beginning July 1, 1996, and ending as of December 31, 1996.

         2.20 RSP: The Retirement Security Plan of Hibernia Corporation, as amended from time to time.

         2.21 Termination of Employment: The date on which a Participant ceases to perform services for the Company, the Bank or an affiliate thereof, whether as a common-law employee, independent contractor or otherwise.

         2.22 Unforeseeable Emergency: A severe financial hardship to the Participant resulting from a sudden and unexpected illness, accident or disability of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of whether a Participant has an Unforeseeable Emergency shall be made by the Committee in the exercise of its sole and absolute discretion upon application by the Participant and submission by the Participant of such evidence of Unforeseeable Emergency as may be requested by the Committee.

         2.23 Vested Account(s): The sum of a Participant's Deferral Account and the vested portion of the Participant's Matching Account, as the same may be determined from time to time.

                    ARTICLE 3 - ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility. The Committee shall have the sole discretion to designate Employees for participation in the Plan. The Committee shall notify those Employees designated for participation of the benefits available under the Plan and the terms and conditions of the Plan. Any such designation shall be conclusive and binding upon all persons (and need not be uniform as between groups or categories of Employees.

         3.2 Participation. An Eligible Employee shall become a Participant when designated by the Committee. A Participant shall continue his or her participation until the date he or she is no longer entitled to a benefit under this Plan.

         3.3 Deferral Election Procedures. The following rules shall apply to Deferral Elections hereunder:

         a. A Participant shall have until December 31st of each year (or such other date as may be designated by the Committee) to execute and deliver to the Committee a Deferral Election providing for the deferral of Base Compensation that would otherwise be payable to such Participant during the immediately following Plan Year.

         b. A Participant shall have until September 30th of each Plan Year (or such other date as may be designated by the Committee) to execute and deliver to the Committee a Deferral Election providing for the deferral of all or a portion of such Participant's Annual Bonus, if any, payable with respect to services rendered in such year.

         c. For the first Plan Year, each Participant shall have no more than 30 days following the Effective Date to execute and deliver to the Committee a Deferral Election providing for the deferral of Base Compensation to be earned during the remainder of such year. payable to such Participant.

         d. When an Eligible Employee first becomes a Participant hereunder, such Eligible Employee shall have 30 days following the date of eligibility to execute and deliver to the Committee a Deferral Election providing for the deferral of Base Compensation to be earned during the remainder of the Plan Year.

         e. In no event shall an election to defer all or any portion of a Participant's Annual Bonus be made after September 30th of the Plan Year immediately preceding the year in which such Annual Bonus is actually paid.

         f. The Committee, in its sole discretion may, from time to time, limit the amount of Base Compensation and/or any Annual Bonus subject to deferral hereunder.

         3.4 Crediting Deferral Amounts. A Participant's deferral of Base Compensation shall be credited to the Participant's Deferral Account as of the date or dates on which such Base Compensation would otherwise be payable to the Participant; provided, however, that such amount shall not be credited following the Participant's Termination of Employment. A Participant's deferral with respect to an Annual Bonus shall be credited to the Participant as of the date on which such Annual Bonus would otherwise be payable to the Participant.

         3.5 Crediting Matching Credits. As of the last day of each Plan Year for which a Participant is entitled to a matching contribution under the RSP, there shall be credited to the Participant's Matching Account under this Plan an amount equal to the difference between:

         a. The maximum matching contribution percentage available under the RSP for such Plan Year (or, if less, the sum of the Participant's Deferral Election percentage under this Plan and the Participant's Deferral Election percentage determined under the RSP), multiplied by the sum of (i) the Participant's Base Compensation for such calendar year and (ii) the Annual Bonus payable to the Participant in such calendar year (whether actually paid or deferred pursuant to this Plan); and

         b. The contributions credited to the Participant's Matching Contributions Account under the RSP for such Plan Year;

provided, however, that for the year of the Participant's Termination of Employment, the amount credited to the Participant's Matching Account shall be prorated based on the number of full calendar months during which the Participant was employed. The Committee may, from time to time, in its sole and absolute discretion, credit additional amounts to the Matching Account of each Participant. The basis on which any such additional amounts shall be credited shall be determined by the Committee, and such credits need not be uniform among all Participants.

         3.6 Status of Accounts: A Deferral Account or Matching Account established in accordance with the terms of this Plan shall be a bookkeeping entry only. The establishment and maintenance of any such account in accordance with the terms of this Plan shall not be deemed to constitute a trust or create any other form of fiduciary relationship between the Employer and any
Participant or Beneficiary or otherwise create, for the benefit of any Participant or Beneficiary, an ownership interest or expectancy in any asset of the Employer.

         3.7   Adjustments  to  Accounts.   As  of  each   Adjustment   Date,  a
Participant's Accounts shall be adjusted as follows:

         a. There shall be credited to the Participant's Deferral Account the amount of all deferrals, if any, since the last Adjustment Date.

         b. There shall be credited to the Participant's Matching Account all matching credits determined in accordance with paragraph
                  3.4 hereof, if any, since the last Adjustment Date.

         c. Interest shall be credited to the Participant's Deferral and Matching Accounts for the period since the last Adjustment Date. Interest shall be credited at a rate that, when compounded, will equal the annual compounded interest rate determined in accordance with paragraph 2.4 hereof.

            ARTICLE 4 - TERMINATION OF EMPLOYMENT ON OR AFTER AGE 55

         4.1 Eligibility. A Participant whose Termination of Employment occurs on or after the Participant's attainment of age 55 for any reason, other than death, shall be entitled to have his or her Vested Account paid in accordance with this Article 4 (an "Eligible Participant").

         4.2      Payment Election.

         a. An Eligible Participant may elect to receive his or her benefits in the form of (i) a single-sum payment, or (ii) payment in substantially equal annual installments over a period not in excess of 20 years.

         b. An Eligible Participant shall be entitled to designate a payment date which shall be the later of the first day of any Plan Year after such Participant's Termination of Employment or the first day of the Plan Year following the attainment of the age designated by the Participant in his or her payment election (which shall be between age 55 and 65).

         c. A Participant shall make an initial payment election upon his or her commencement of participation in this Plan (an "Initial Election"). Thereafter, such Participant shall have the right to change such election from time to time; provided, however, that any modification of an Initial Election shall be effective only if received and accepted by the Committee at least three consecutive calendar years prior to the date of the Participant's Termination of Employment.

         d. If there is no payment election in effect upon an Eligible Participant's Termination of Employment on or after age 55 or such Participant's payment election cannot be administered by the Committee, then the Company shall make a single-sum payment of the Participant's Vested Account not later than 60 days after the end of the Plan Year in which the Participant's Termination of Employment occurs.

         4.3 Single-sum Payments. Any single-sum payment under this Article 4 shall be in an amount equal to the Eligible Participant's Vested Account as of the Adjustment Date coinciding with or immediately preceding the date of payment.

         4.4      Installment Payments.

         a. Annual installment payments made in accordance with a payment election under paragraph 4.2 hereof shall be made annually on or before the last business day of January, beginning in the year specified by the Eligible Participant.

         b. Each annual installment shall be equal to the Participant's Vested Account as of the last day of the immediately preceding Plan Year multiplied by a fraction, the numerator of which is one and the denominator of which is the number of annual installments remaining to be paid pursuant to the payment election.

         c. Interest shall be credited to the Participant's Vested Account during the period in which such installments are paid.

         d. Notwithstanding an effective installment payment election pursuant to paragraph 4.2, if following a Participant's Termination of Employment, the Committee determines that a Participant has engaged in (as an employee, consultant, independent contractor, owner, manager, partner, shareholder, director, officer, joint venturer, investor or otherwise) or otherwise renders assistance to any Competitive Business, then the Committee shall pay the balance of the Participant's Vested Account in a single-sum payment within 30 days of such determination, and any such payment will be in full and final satisfaction of all of the Company's obligations to the Participant hereunder.

         e. Notwithstanding an effective installment payment election pursuant to paragraph 4.2 hereof, if an Eligible Participant experiences an Unforeseeable Emergency and requests a hardship withdrawal during the installment pay-out period, the Committee shall determine whether an Unforeseeable Emergency exists and direct the Company to make payment in accordance with paragraph 6.2 hereof.

         4.5 Death After Commencement of Installment Payments. If an Eligible Participant dies after beginning to receive installment payments in accordance with this Article 4, then the Participant's Beneficiary shall continue to receive such installment payments in accordance with the term designated by the Participant.

           ARTICLE 5 - DEATH; TERMINATION OF EMPLOYMENT BEFORE AGE 55

         5.1 Death Before Benefits Commence. The Vested Account of a Participant who dies before the distribution of his or her benefits commences (whether before or after age 55) shall be paid to the Participant's Beneficiary in a single-sum, in lieu of any other benefit under this Plan.

         5.2 Termination of Employment Before Age 55. The Vested Account of a Participant whose Termination of Employment occurs prior to his or her attainment of age 55 for any reason other than death shall be paid to the Participant in a single-sum.

         5.3 Timing and Amount. All single-sum payments under this Article 5 shall be made not later than 60 days after the close of the Plan Year in which the Participant's Termination of Employment or date of death occurs, as the case may be. The amount of any such payment shall equal the Participant's Vested Accounts determined as of the Adjustment Date coinciding with or immediately preceding the Participant's date of death, reduced by the principal amount of any withdrawal made since such date.

              ARTICLE 6 - PAYMENT BEFORE TERMINATION OF EMPLOYMENT

         6.1 Notice of Termination By Participant. The Committee shall promptly notify each Participant, in writing, of (a) the occurrence of a Change in Control, (b) a substantial reduction in the Interest credited under the Plan, or
(c) a material diminution in the rating of the Company. For this purpose, the Committee shall determine whether a material diminution in the rating of the Company has occurred, taking into account the published ratings of Moody's Investors Services, Inc. and/or Standard & Poor's Corp.

         During the 30-day period following receipt of such notice, each Participant may elect to terminate his or her participation in the Plan by giving written notice of termination to the Committee. Within 30 days after receipt of such notice of termination, the Company shall make a single-sum payment to the Participant in an amount equal to 90% of the Participant's Vested Accounts on the Adjustment Date immediately preceding receipt by the Committee of such Participant's written notice of termination hereunder, reduced by any distribution or withdrawal since such date. The remaining balance of such Participant's Vested Accounts shall be forfeited, and the Participant shall not be eligible to again resume participation hereunder.

         6.2 Hardship Withdrawal. If a Participant experiences an Unforeseeable Emergency, such Participant may request the Committee to approve the withdrawal of all or a portion of his Vested Accounts in the form of an immediate single-sum payment, subject to the limitations set forth in this paragraph 6.2.

         a. A request for withdrawal shall be made in writing and shall set forth the circumstances surrounding the Unforeseeable Emergency. As part of such request, the Participant shall provide to the Committee his or her written representation that (i) the emergency cannot be relieved by insurance or other reimbursement reasonably available to the Participant,
                  (ii) the emergency can only be relieved by liquidation of the Participant's assets (other than liquid assets) and any such liquidation would itself result in severe damage or injury to the Participant, and (iii) the Participant has no reasonable borrowing capacity to relieve the emergency. The Committee shall be entitled to request such additional information as may be reasonably required to determine whether an Unforeseeable Emergency exists and the amount of the emergency and to establish additional conditions precedent to the review or granting of a request for a withdrawal on account of an Unforeseeable Emergency.

         b. If the Committee determines that an Unforeseeable Emergency exists, the Committee may authorize the immediate distribution of an amount required to meet the financial need created by such emergency, including any taxes payable on account of such distribution.

         c. Notwithstanding any provision of this Plan to the contrary, the principal amount of a withdrawal on account of an Unforeseeable Emergency shall reduce the amount credited to a Participant's Vested Accounts. Such reduction shall be made pro rata from each such account.

         d. The Committee shall require, as a condition of any withdrawal on account of an Unforeseeable Emergency, the termination of any outstanding deferral election as to any Base Compensation or Annual Bonus and in no event shall the affected Participant be entitled to commence a new deferral election until the January 1st immediately following the year in which such cessation of deferrals occurs.

         6.3 Early Payments. Notwithstanding any provision of this Plan to the contrary, the Committee may distribute (or cause to be distributed) to any Participant (or Beneficiary) in the form of an immediate single-sum payment all or any portion of the amount then credited to a Participant's affected Deferral Account or Matching Account, as the case may be, if an adverse determination is made with respect to such Participant. For this purpose, the term "adverse determination" shall mean that, based upon Federal tax or revenue law, a published or private ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction, a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves such Participant or a determination of counsel, a Participant has or will recognize income for Federal income tax purposes with respect to any amount that is or will be payable under this Plan before it is otherwise to be paid hereunder.

         Further, notwithstanding any provision of this Plan to the contrary, the Committee may distribute (or cause to be distributed) to any Participant in the form of an immediate single-sum payment all or any portion of the amount then credited to a Participant's affected Deferral Account or Matching Account as the case may be, based upon a change in ERISA, a published advisory opinion or similar announcement issued by the Department of Labor, a regulation issued by the Secretary of Labor, a decision by a court of competent jurisdiction, an agreement between such Participant and the Department of Labor or similar agency or an opinion of counsel, such Participant is not a "management" or "highly compensated" Employee or this Plan is not an "unfunded" plan within the meaning of ERISA.

                           ARTICLE 7 - ADMINISTRATION

         7.1 Committee. The Committee shall be the Executive Compensation Committee of the Company's Board of Directors. The Committee shall have general responsibility for administration of this Plan (including but not limited to complying with reporting and disclosure requirements, and establishing and maintaining Plan records). In the exercise of its sole and absolute discretion, the Committee shall interpret and construe the Plan's provisions, eliminate and ambiguity or supply missing provisions, procedures or rules, determine the eligibility of any person for a benefit hereunder, and determine the amount of any such benefit.

         Any determination by the Committee need not be uniform as to all or any Participant hereunder. Any such determination shall be conclusive and binding on all persons. The Committee shall engage the services of such independent actuaries, accountants, attorneys and other administrative personnel as it deems necessary to administer the Plan.

         The Committee shall have the power and authority to determine the time and amount of any distribution or withdrawal hereunder. The Committee shall direct the Company as to any such distribution or withdrawal. Any withdrawal on account of an Unforeseeable Emergency or early payment shall be deemed to constitute an advance against the affected Participant's benefits hereunder.

         The Committee, in its sole discretion, may delegate such duties and powers granted hereunder to officers or Employees of the Company (or an affiliate thereof) as the Committee deems appropriate; provided, however, that the right to amend this Plan shall be delegated only as to ministerial or administrative matters and that the right to terminate this Plan shall not be delegated. When acting in accordance with such delegation (whether made orally or in writing) the Committee's designee shall be deemed to possess the power and authority granted to the Committee hereunder.

         7.2  Beneficiary  Designation.  Each  Participant  shall  file with the
Committee a written designation, in such form as may be specified by the Committee, of one or more persons as the Beneficiary who shall be entitled to receive the benefits, if any, payable under the Plan after the Participant's death. A Participant may, from time to time, revoke or change such Beneficiary designation without the consent of any designated Beneficiary by filing a new designation with the Committee. The last such designation actually received by the Committee shall be controlling. All decisions of the Committee concerning the effectiveness of any Beneficiary designation, and the identity of any Beneficiary, shall be final.

         If no designation is in effect at the time of a Participant's death, the benefits, if any, payable under this Plan after the Participant's death shall be made in accordance with the provisions of the RSP, including any beneficiary designation completed by the Participant under that Plan.

                      ARTICLE 8 - AMENDMENT AND TERMINATION

         8.1 Right to Amend or Terminate Plan. Subject to the provisions of this paragraph 8.1, the Board of Directors of the Company reserves the right at any time to amend or terminate the Plan, in whole or in part, without the consent of any Participant or Beneficiary. Such right shall be exercisable by the board or by the Committee.

         In no event, however, shall an amendment or termination of the Plan reduce the amount allocated to a Participant's Deferral or Matching Account determined as of the Adjustment Date which coincides with or immediately precedes such amendment or termination. The foregoing limitation shall not prevent the Company from discharging its obligations hereunder by providing for an immediate single-sum payout of each Participant's Vested Accounts, notwithstanding the terms of any payment election then in effect or the forfeiture of any nonvested amount.

         8.2 Notice. Written notice of any termination or material amendment of the Plan shall be given to each Participant.

                         ARTICLE 9 - GENERAL PROVISIONS

         9.1 No Right to Continued Employment. Nothing contained in the Plan shall give any Participant the right to be retained as an Employee of the Company, the Bank or any subsidiary or affiliate of the Company or the Bank or interfere with or restrict the right of the Company or any subsidiary or affiliate to terminate the employment of a Participant for any reason or no reason.

         9.2 Facility of Payment. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to such person's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

         9.3 Nonalienation. No interest, expectancy, benefit, payment, claim or right of any Participant or Beneficiary under the Plan shall be (a) subject in any manner to any claims of any creditor of the Participant or Beneficiary, (b) subject to the debts, contracts, liabilities or torts of the Participant or Beneficiary, or (c) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person shall attempt to take any action contrary to this paragraph, such action shall be null and void and of no effect, and the Committee and the Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof. If any Participant or Beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event the Committee may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary or the spouse, children, or other dependents of the Participant or Beneficiary, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

         9.4 No Trust or Funding Created. The obligations of the Company to make payments hereunder shall constitute a liability of the Company to a Participant or Beneficiary, as the case may be. Such payments shall be made from the general assets of the Company, and the Company shall not be required to establish or maintain any special or separate fund, purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to ensure that such payment shall be made, and neither a Participant nor any Beneficiary shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company (or any subsidiary or affiliate of the Company) and a Participant or any other person. The rights and claims of a Participant or a Beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured creditor.

         Notwithstanding the foregoing provisions of this paragraph 9.4, the Company, in its discretion, may establish a "rabbi trust" or similar arrangement to provide a source of funds to meet its obligations under the Plan, but only if the establishment of such trust or other arrangement does not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA.

         9.5 Withholding. Notwithstanding any other term or provision of this Plan, there shall be deducted from the payments provided for herein such amounts as may be necessary to discharge the withholding obligations of the Company or any of its subsidiaries or affiliates with respect to any taxes, assessments or other governmental charges imposed on such payments. In addition, certain employment taxes may become payable by a Participant with respect to Plan benefits prior to the date on which payments are made under the Plan, and the Company and its subsidiaries and affiliates shall have the right to withhold such employment taxes from other amounts payable to the Participant.

         9.6 Claims for Benefits. Each Participant or Beneficiary claiming any right under this Plan must give written notification thereof to the Committee. If a claim is denied, the denial shall be contained in a written notice stating the following:

         a.       The specific reason for the denial;

         b. Specific reference to the Plan provision on which the denial is based;

         c.       Description  of  additional   information  necessary  for  the
                  claimant to present his or her claim, if any, and an explanation of why such material is necessary; and

         d.       An explanation of the Plan's claims review procedure.

The claimant will have 60 days to request a review of any denial by the Committee. The request for review must be in writing and delivered to the Committee, which will then provide a full and fair review. The claimant may review pertinent documents and may submit issues and comments in writing. The decision by the Committee with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall include specific reasons and refer to the specific Plan provisions on which it is based.

         9.7 Binding Effect. Obligations incurred by the Company pursuant to this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the Participant's Beneficiary.

         9.8 Notices. Any notices required or permitted to be given to the Committee under this Plan shall be deemed received when delivered personally or mailed by United States mail, postage prepaid, to the following address:
Hibernia Corporation, C/O Thomas P. King, P. O. Box 61540, New Orleans, Louisiana 70161. Any notice required or permitted to be given to a Participant under this Plan shall be deemed received when delivered personally or mailed, by United States mail, postage prepaid, to the Participant's address as last shown in the personnel records of the Company.

         9.9 Merger or Consolidation. In the event of a merger or a consolidation by the Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Company by another corporation, then and in such event the obligations and responsibilities of the Company under this Plan shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participants and Beneficiaries hereunder shall continue.

         9.10 Entire Plan. This document, any formal written amendment hereto and the elections required herein constitute the entire agreement among the Participants, the Company and the Bank concerning the compensation deferrals described herein. Such documents contain all the terms and provisions of the Plan and shall constitute the entire Plan, and any other alleged terms or provisions, whether oral or written, shall be of no effect.

         9.11 Governing Law. The validity of this Plan, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with federal laws and regulations and the internal laws of the State of Louisiana applicable to contracts made and to be performed wholly within such state.

         THIS PLAN was adopted on January 22, 1996, and executed this ____ day of December, 1996, and shall be executed in multiple counterparts, each of which shall be deemed an original, to be effective as of the date set forth above.


                                      HIBERNIA CORPORATION



                                      By:


                                      Its:

                              HIBERNIA CORPORATION
                           DEFERRED COMPENSATION PLAN
                          FOR KEY MANAGEMENT EMPLOYEES

                                PAYMENT ELECTION

         I acknowledge that I am a participant in the DEFERRED COMPENSATION PLAN FOR KEY MANAGEMENT EMPLOYEES (the "Plan"). I agree to be bound by the terms and conditions of the Plan, all of which are incorporated in this Payment Election by this reference, and I make the following elections concerning the payment of my benefits from the Plan:

         I.       STATUS OF ELECTION.  This election is:

         -        My initial Payment Election.

         -        A modification of a prior Payment Election.

        II. FORM OF BENEFIT PAYMENT. I hereby elect to have my benefits paid in the form of (select one), provided I am an Eligible Participant (as defined in the Plan) at the time payment commences:

         -        A single-sum payment.

         - Substantially equal annual installments payable over ___ (not more than 20) consecutive calendar years.

         III. BENEFIT PAYMENT DATE. I elect to have my benefits paid (or payments commence) as of the first day of the Plan Year following the later of my Termination of Employment (as defined in the Plan) or the date I attain age _____ (between age 55 and 65), provided I am an Eligible Participant at the time of payment.

         IV. LIMITATIONS. I understand that I can modify this election by delivery of a new election form to the Committee. I acknowledge that any modification will be effective only if it is delivered to and accepted by the Committee at least three calendar years prior to my Termination of Employment. If any modification is ineffective, I understand that benefits will be paid in accordance with my immediately preceding Payment Election or, if no election has been accepted by the Committee, the default provisions of the Plan.

         V. EXECUTION AND ACCEPTANCE. By execution of this election, I agree to be bound by the terms and conditions of the Plan. I acknowledge that I have been given the opportunity to obtain a copy of the Plan from the Committee. This Payment Election has been executed this _____ day of ____________________, 199__.


                                          Participant

         ACCEPTED by an authorized representative of the Committee as of this _____ day of ________________________, 19___.


                                          Authorized Representative of Committee